Atlassian Announces Fourth Quarter and Fiscal Year 2023 Results
Quarterly revenue of $939 million, up 24% year-over-year
Quarterly subscription revenue of $800 million, up 34% year-over-year
Quarterly GAAP operating margin of (5)% and non-GAAP operating margin of 22%
Quarterly cash flow from operations of $273 million and free cash flow of $270 million
TEAM, Anywhere/San Francisco (August 3, 2023) — Atlassian Corporation (NASDAQ: TEAM), a leading provider of team collaboration and productivity software, today announced financial results for its fourth quarter and fiscal year ended June 30, 2023 and released a shareholder letter available on Atlassian’s Work Life blog at http://atlassian.com/blog/announcements/shareholder-letter-q4fy23. The shareholder letter was also posted to the Investor Relations section of Atlassian’s website at https://investors.atlassian.com.
“We closed out a challenging year with strong momentum in cloud migrations, enterprise sales, and within the ITSM market, reinforcing our conviction in our strategy which has positioned us well for fiscal year 2024 and beyond,” said Scott Farquhar, Atlassian’s co-founder and co-CEO. “We generated over $3.5 billion in revenue this year, with more than 250,000 customers powering collaboration through our world-class cloud platform.”
“Our continued investment in R&D has ensured we’re able to deliver innovation that takes advantage of the next generation of AI,” said Mike Cannon-Brookes, Atlassian’s co-founder and co-CEO. “By leveraging the latest advancements in large language models, combined with each customer’s own data and two decades of our data-driven insights into how teams work, we’re able to help each of our customers unleash their potential.”
Fourth Quarter Fiscal Year 2023 Financial Highlights:
On a GAAP basis, Atlassian reported:
•Revenue: Total revenue was $939.1 million for the fourth quarter of fiscal year 2023, up 24% from $759.8 million for the fourth quarter of fiscal year 2022.
•Operating Loss and Operating Margin: Operating loss was $50.4 million for the fourth quarter of fiscal year 2023, compared with operating loss of $42.3 million for the fourth quarter of fiscal year 2022. Operating margin was (5)% for the fourth quarter of fiscal year 2023, compared with (6)% for the fourth quarter of fiscal year 2022.
•Net Loss and Net Loss Per Diluted Share: Net loss was $59.0 million for the fourth quarter of fiscal year 2023, compared with net loss of $90.6 million for the fourth quarter of fiscal year 2022. Net loss per diluted share was $0.23 for the fourth quarter of fiscal year 2023, compared with net loss per diluted share of $0.36 for the fourth quarter of fiscal year 2022.
•Balance Sheet: Cash and cash equivalents plus marketable securities at the end of the fourth quarter of fiscal year 2023 totaled $2.1 billion.
On a non-GAAP basis, Atlassian reported:
•Operating Income and Operating Margin: Operating income was $202.8 million for the fourth quarter of fiscal year 2023, compared with operating income of $107.6 million for the fourth quarter of fiscal year 2022. Operating margin was 22% for the fourth quarter of fiscal year 2023, compared with 14% for the fourth quarter of fiscal year 2022.
•Net Income and Net Income Per Diluted Share: Net income was $147.0 million for the fourth quarter of fiscal year 2023, compared with net income of $68.5 million for the fourth quarter of fiscal year 2022. Net income per diluted share was $0.57 for the fourth quarter of fiscal year 2023, compared with net income per diluted share of $0.27 for the fourth quarter of fiscal year 2022.
•Free Cash Flow: Cash flow from operations was $272.8 million and free cash flow was $270.4 million for the fourth quarter of fiscal year 2023. Free cash flow margin for the fourth quarter of fiscal year 2023 was 29%.

Fiscal Year 2023 Financial Highlights:
On a GAAP basis, Atlassian reported:
•Revenue: Total revenue was $3.5 billion for fiscal year 2023, up 26% from $2.8 billion for fiscal year 2022.
•Operating Income (Loss) and Operating Margin: Operating loss was $345.2 million for fiscal year 2023, compared with operating income of $70.1 million for fiscal year 2022. Operating margin was (10)% for fiscal year 2023, compared with 3% for fiscal year 2022.
•Net Loss and Net Loss Per Diluted Share: Net loss was $486.8 million for fiscal year 2023, compared with net loss of $519.5 million for fiscal year 2022. Net loss per diluted share was $1.90 for fiscal year 2023, compared with net loss per diluted share of $2.05 for fiscal year 2022.
On a non-GAAP basis, Atlassian reported:
•Operating Income and Operating Margin: Operating income was $722.6 million for fiscal year 2023, compared with operating income of $627.3 million for fiscal year 2022. Operating margin was 20% for fiscal year 2023, compared with 22% for fiscal year 2022.
•Net Income and Net Income Per Diluted Share: Net income was $492.3 million for fiscal year 2023, compared with net income of $383.5 million for fiscal year 2022. Net income per diluted share was $1.92 for fiscal year 2023, compared with net income per diluted share of $1.50 for fiscal year 2022.
•Free Cash Flow: Cash flow from operations was $868.1 million and free cash flow was $842.5 million for fiscal year 2023. Free cash flow margin for fiscal year 2023 was 24%.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “About Non-GAAP Financial Measures.”
Recent Business Highlights:
•A Leader in the 2023 Gartner® Magic Quadrant™ for DevOps Platforms: Atlassian was named a Leader in the 2023 Gartner Magic Quadrant for DevOps Platforms1. Atlassian provides a single, extensible DevOps platform, powered by Jira Software, that connects engineering, ITOps, and business teams to accelerate engineering velocity, improve application health, increase reliability, and deliver value faster. Today, Jira Software powers workflows at nearly 125,000 customers.
•Recognized in The Forrester Wave™: Integrated Software Delivery Platforms: Atlassian was recognized as a Strong Performer in The Forrester Wave™: Integrated Software Delivery Platforms, Q2, 2023. Atlassian’s Open DevOps solutions enable teams to create and manage software using both Atlassian and other partner tools that development teams choose to use. The features of products like Jira Software and Confluence, along with the capability to integrate with other products, provide an enhanced developer experience.
•Security Tab in Jira Software: Atlassian introduced new security integration capabilities in Jira Software Cloud, bringing security vendors together into one place to help organizations better prioritize security. In partnership with Snyk, Mend, Lacework, StackHawk, and JFrog, the Security tab in Jira Software brings DevSecOps practices into software development allowing teams to address security issues earlier and more effectively.
•Jira Product Discovery: Atlassian released Jira Product Discovery into general availability. Jira Product Discovery is a dedicated tool for product teams to capture and prioritize ideas, connect business and tech teams, and align everyone across the product journey. Built on the Jira platform, Jira Product Discovery empowers product teams to collaborate behind a shared vision without the need to switch tools.
•Data Residency in Singapore: Atlassian announced added support for Singapore as a new data residency region available to customers. Atlassian now offers customers the ability to store data in the U.S.A., EU, Australia, Germany, and Singapore. Data residency allows customers flexibility and control to design the data strategy that makes the most sense for them.
•Enterprise Momentum: The number of Atlassian customers who spend more than $1 million annually grew by 52% year-over-year, underscoring Atlassian’s momentum in serving enterprise customers while maintaining its uniquely efficient go-to-market model.
1 Gartner, Magic Quadrant for DevOps Platforms, Manjunath Bhat, Thomas Murphy, Joachim Herschmann, et al, 5 June 2023. Gartner Disclaimer - Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner research organization and should not be construed as statements of fact. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose. GARTNER is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally, and MAGIC QUADRANT is a registered trademark of Gartner, Inc. and/or its affiliates and are used herein with permission. All rights reserved.

CRO departure:
Atlassian announced that its Chief Revenue Officer, Cameron Deatsch, will leave Atlassian at the end of December 2023. Cameron joined Atlassian almost 11 years ago, and during that time has built out its customer-facing teams, served as Head of Server & Data Center product teams, and led Atlassian’s go-to-market functions as Chief Revenue Officer over the past three years. Cameron will leave behind a team that has helped shape one of the most unique enterprise software business models with a customer-oriented flywheel built for scale, complemented by higher-touch motions to deepen relationships with enterprise customers.
“Cameron has made an immeasurable contribution to the business,” said Scott Farquhar. “His impact is widespread and will live on through the teams and leaders he’s developed, the customer obsession he’s championed, and the culture he’s instilled. Mike and I thank him for an incredible decade, and wish him the very best.”
“The opportunity ahead for Atlassian is massive,” said Deatsch. “While I’m ready to dial back after 11 years of charging ahead, this company is still just getting started.”
Financial Targets:
Atlassian is providing its financial targets as follows:
First Quarter Fiscal Year 2024:
•Total revenue is expected to be in the range of $950 million to $970 million.
•Cloud revenue growth year-over-year is expected to be in the range of 25% to 27%.
•Gross margin is expected to be approximately 81.0% on a GAAP basis and approximately 83.5% on a non-GAAP basis.
•Operating margin is expected to be approximately (8.5%) on a GAAP basis and approximately 19.5% on a non-GAAP basis.
Fiscal Year 2024:
•Cloud revenue growth year-over-year is expected to be in the range of 25% to 30%.
•Gross margin is expected to be approximately 81.0% on a GAAP basis and approximately 83.5% on a non-GAAP basis.
•Operating margin is expected to be approximately (8.0%) on a GAAP basis and approximately 18.5% on a non-GAAP basis
For additional commentary regarding financial targets, please see Atlassian’s fourth quarter fiscal year 2023 shareholder letter dated August 3, 2023.
With respect to Atlassian’s expectations under “Financial Targets” above, a reconciliation of GAAP to non-GAAP gross margin and operating margin has been provided in the financial statement tables included in this press release.
Shareholder Letter and Webcast Details:
A detailed shareholder letter is available on Atlassian’s Work Life blog at https://atlassian.com/blog/announcements/shareholder-letter-q4fy23, and the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Atlassian will host a webcast to answer questions today:
•When: Thursday, August 3, 2023 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
•Webcast: A live webcast of the call can be accessed from the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Following the call, a replay will be available on the same website.
Atlassian has used, and will continue to use, its Investor Relations website at https://investors.atlassian.com as a means of making material information public and for complying with its disclosure obligations.
About Atlassian
Atlassian unleashes the potential of every team. Our agile & DevOps, IT service management and work management software helps teams organize, discuss, and complete shared work. The majority of the Fortune 500 and over 260,000 companies of all sizes worldwide - including NASA, Kiva, Deutsche Bank, and Salesforce - rely on our solutions to help their teams work better together and deliver quality results on time. Learn more about our products, including Jira Software, Confluence, Jira Service Management, Trello, Bitbucket, and Jira Align at https://atlassian.com.

Investor Relations Contact
Martin Lam
IR@atlassian.com
Media Contact
Marie-Claire Maple
press@atlassian.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” or “continue,” and similar expressions or variations, but these words are not the exclusive means for identifying such statements. All statements other than statements of historical fact could be deemed forward looking, including risks and uncertainties related to statements about our products, product features, including AI and large language models, customers, cloud migration, macroeconomic environment, anticipated growth, outlook, technology and other key strategic areas, and our financial targets such as total revenue and cloud revenue and GAAP and non-GAAP financial measures including gross margin and operating margin.
We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.
Further information on these and other factors that could affect our financial results is included in filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the section titled “Risk Factors” in our most recently filed Forms 20-F and 10-Q. These documents are available on the SEC Filings section of the Investor Relations section of our website at https://investors.atlassian.com.
About Non-GAAP Financial Measures
In addition to the measures presented in our consolidated financial statements, we regularly review other measures that are not presented in accordance with GAAP, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP gross profit, non-GAAP operating income and non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures, which may be different from similarly titled non-GAAP measures used by other companies, provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management, our board of directors, investors and the analyst community with the ability to better evaluate matters such as: our ongoing core operations, including comparisons between periods and against other companies in our industry; our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance.
Our Non-GAAP Financial Measures include:
•Non-GAAP gross profit. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, and restructuring charges.
•Non-GAAP operating income and non-GAAP operating margin. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, and restructuring charges.
•Non-GAAP net income and non-GAAP net income per diluted share. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, restructuring charges, non-coupon impact related to exchangeable senior notes and capped calls, gain on a non-cash sale of a controlling interest of a subsidiary and the related income tax effects on these items, and a non-recurring income tax adjustment.

•Free cash flow. Free cash flow is defined as net cash provided by operating activities less capital expenditures, which consists of purchases of property and equipment.
We understand that although these Non-GAAP Financial Measures are frequently used by investors and the analyst community in their evaluation of our financial performance, these measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. We compensate for such limitations by reconciling these Non-GAAP Financial Measures to the most comparable GAAP financial measures. We encourage you to review the tables in this press release titled “Reconciliation of GAAP to Non-GAAP Results” and “Reconciliation of GAAP to Non-GAAP Financial Targets” that present such reconciliations.

Atlassian Corporation
Consolidated Statements of Operations
(U.S. $ and shares in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2023	2022	2023	2022
Revenues:
Subscription	$799,713	$597,297	$2,922,576	$2,096,706
Maintenance	85,925	117,095	399,738	495,077
Other	53,460	45,449	212,333	211,099
Total revenues	939,098	759,841	3,534,647	2,802,882
Cost of revenues (1) (2)	169,776	130,404	633,765	452,914
Gross profit	769,322	629,437	2,900,882	2,349,968
Operating expenses:
Research and development (1) (2)	474,855	367,007	1,869,881	1,291,877
Marketing and sales (1) (2)	202,621	173,054	769,861	535,815
General and administrative (1)	142,235	131,709	606,362	452,193
Total operating expenses	819,711	671,770	3,246,104	2,279,885
Operating income (loss)	(50,389)	(42,333)	(345,222)	70,083
Other income (expense), net	(7,096)	(608)	14,501	(501,839)
Interest income	20,579	1,328	49,732	2,284
Interest expense	(8,540)	(4,767)	(30,147)	(41,466)
Loss before provision for income taxes	(45,446)	(46,380)	(311,136)	(470,938)
Provision for income taxes	(13,506)	(44,259)	(175,625)	(48,572)
Net loss	$(58,952)	$(90,639)	$(486,761)	$(519,510)
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.23)	$(0.36)	$(1.90)	$(2.05)
Diluted	$(0.23)	$(0.36)	$(1.90)	$(2.05)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders:
Basic	257,389	254,482	256,307	253,312
Diluted	257,389	254,482	256,307	253,312
(1)Amounts include stock-based compensation as follows:

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2023	2022	2023	2022
Cost of revenues	$17,166	$8,719	$63,913	$31,358
Research and development	156,836	89,798	604,301	328,978
Marketing and sales	33,817	19,789	131,739	76,209
General and administrative	37,425	23,368	148,134	88,258
(2)Amounts include amortization of acquired intangible assets, as follows:

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2023	2022	2023	2022
Cost of revenues	$5,763	$5,697	$22,853	$22,694
Research and development	93	93	374	374
Marketing and sales	2,524	2,491	9,900	9,330

Atlassian Corporation
Consolidated Balance Sheets
(U.S. $ in thousands)
(unaudited)

	June 30, 2023	June 30, 2022
Assets
Current assets:
Cash and cash equivalents	$2,102,550	$1,385,265
Marketable securities	10,000	73,294
Accounts receivable, net	477,678	308,127
Assets held for sale	—	60,265
Prepaid expenses and other current assets	146,136	70,002
Total current assets	2,736,364	1,896,953
Non-current assets:
Property and equipment, net	81,402	100,662
Operating lease right-of-use assets	184,195	277,276
Strategic investments	225,538	159,064
Intangible assets, net	69,072	100,840
Goodwill	727,211	722,838
Deferred tax assets	9,945	10,335
Other non-current assets	73,052	58,862
Total assets	$4,106,779	$3,326,830
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$159,293	$81,220
Accrued expenses and other current liabilities	423,131	406,139
Deferred revenue, current portion	1,362,736	1,066,059
Operating lease liabilities, current portion	44,930	40,638
Term loan facility, current portion	37,500	—
Total current liabilities	2,027,590	1,594,056
Non-current liabilities:
Deferred revenue, net of current portion	182,743	116,621
Operating lease liabilities, net of current portion	237,835	274,434
Term loan facility, net of current portion	962,093	999,419
Deferred tax liabilities	10,669	312
Other non-current liabilities	31,177	14,616
Total liabilities	3,452,107	2,999,458
Stockholders’ equity
Common stock	3	2
Additional paid-in capital	3,130,631	2,182,536
Accumulated other comprehensive income	34,002	13,864
Accumulated deficit	(2,509,964)	(1,869,030)
Total stockholders’ equity	654,672	327,372
Total liabilities and stockholders’ equity	$4,106,779	$3,326,830

Atlassian Corporation
Consolidated Statements of Cash Flows
(U.S. $ in thousands)
(unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net loss	$(58,952)	$(90,639)	$(486,761)	$(519,510)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,304	13,898	60,923	51,739
Stock-based compensation	245,244	141,674	948,087	524,803
Impairment charges for leases and leasehold improvements	—	—	61,098	—
Deferred income taxes	4,305	918	10,613	(2,002)
Net loss on exchange derivative and capped call transactions	—	—	—	424,482
Amortization of debt discount and issuance cost	118	118	471	27,051
Net loss on strategic investments	2,143	441	19,407	72,663
Net foreign currency gain	(4,608)	(4,032)	(10,613)	(12,065)
Gain on a non-cash sale of a controlling interest of a subsidiary	—	—	(45,158)	—
Other	230	870	1,488	646
Changes in operating assets and liabilities:
Accounts receivable, net	(131,495)	(51,581)	(169,526)	(134,764)
Prepaid expenses and other assets	2,300	14,528	(38,230)	(21,927)
Accounts payable	56,868	6,086	78,902	31,741
Accrued expenses and other liabilities	(6,444)	92,004	74,611	93,250
Deferred revenue	147,762	90,594	362,799	284,937
Net cash provided by operating activities	272,775	214,879	868,111	821,044
Cash flows from investing activities:
Business combinations, net of cash acquired	(5,175)	(2,550)	(5,775)	(19,411)
Purchases of intangible assets	(160)	—	(160)	(4,018)
Purchases of property and equipment	(2,425)	(24,648)	(25,652)	(70,583)
Purchases of strategic investments	(1,000)	(8,750)	(19,450)	(111,668)
Purchases of marketable securities and other investments	(14,800)	—	(24,800)	(21,003)
Proceeds from maturities of marketable securities	—	12,850	73,950	76,937
Proceeds from sales of marketable securities and strategic investments	—	—	629	186,262
Net cash provided by (used in) investing activities	(23,560)	(23,098)	(1,258)	36,516
Cash flows from financing activities:
Proceeds from term loan facility	—	—	—	1,000,000
Repayment of exchangeable senior notes	—	—	—	(1,548,686)
Proceeds from settlement of capped call transactions	—	—	—	135,497
Repurchases of Class A Common Stock	(118,258)	—	(150,006)	—
Proceeds from other financing arrangements	187	4,379	1,585	13,909
Net cash provided by (used in) financing activities	(118,071)	4,379	(148,421)	(399,280)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(809)	(6,595)	(1,805)	(9,233)
Net increase in cash, cash equivalents, and restricted cash	130,335	189,565	716,627	449,047
Cash, cash equivalents, and restricted cash at beginning of period	1,973,580	1,195,465	1,386,686	931,023
Net decrease in cash and cash equivalents included in assets held for sale	—	1,656	602	6,616
Cash, cash equivalents, and restricted cash at end of period	$2,103,915	$1,386,686	$2,103,915	$1,386,686

Atlassian Corporation
Revenues by Deployment Options
(U.S. $ in thousands)
(unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2023	2022	2023	2022
Cloud	$563,229	$433,969	$2,085,498	$1,515,424
Data Center	232,208	158,921	819,251	560,319
Server (1)	86,149	117,629	400,519	525,028
Marketplace and services (2)	57,512	49,322	229,379	202,111
Total revenues	$939,098	$759,841	$3,534,647	$2,802,882
(1) Included in Server is perpetual license revenue. Perpetual license revenue is captured as other revenue on the Consolidated Statements of Operations.
(2) Included in Marketplace and services is premier support revenue. Premier support is a subscription-based arrangement for a higher level of support across different deployment options. Premier support is recognized as subscription revenue on the Consolidated Statements of Operations as the services are delivered over the term of the arrangement.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Results
(U.S. $ and shares in thousands, except percentage and per share data)
(unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2023	2022	2023	2022
Gross profit
GAAP gross profit	$769,322	$629,437	$2,900,882	$2,349,968
Plus: Stock-based compensation	17,166	8,719	63,625	31,358
Plus: Amortization of acquired intangible assets	5,763	5,697	22,853	22,694
Plus (less): Restructuring charges (1)	(55)	—	9,192	—
Non-GAAP gross profit	$792,196	$643,853	$2,996,552	$2,404,020
Operating income
GAAP operating income (loss)	$(50,389)	$(42,333)	$(345,222)	$70,083
Plus: Stock-based compensation	245,718	141,674	937,812	524,803
Plus: Amortization of acquired intangible assets	8,380	8,281	33,127	32,398
Plus (less): Restructuring charges (1)	(954)	—	96,894	—
Non-GAAP operating income	$202,755	$107,622	$722,611	$627,284
Operating margin
GAAP operating margin	(5)%	(6)%	(10)%	3%
Plus: Stock-based compensation	26	19	26	18
Plus: Amortization of acquired intangible assets	1	1	1	1
Plus (less): Restructuring charges (1)	—	—	3	—
Non-GAAP operating margin	22%	14%	20%	22%
Net income
GAAP net loss	$(58,952)	$(90,639)	$(486,761)	$(519,510)
Plus: Stock-based compensation	245,718	141,674	937,812	524,803
Plus: Amortization of acquired intangible assets	8,380	8,281	33,127	32,398
Plus (less): Restructuring charges (1)	(954)	—	96,894	—
Plus: Non-coupon impact related to exchangeable senior notes and capped calls	—	—	—	450,829
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	—	—	(45,158)	—
Plus (less): Income tax adjustments	(47,172)	9,136	(43,659)	(105,064)
Non-GAAP net income	$147,020	$68,452	$492,255	$383,456
Net income per share
GAAP net loss per share - diluted	$(0.23)	$(0.36)	$(1.90)	$(2.05)
Plus: Stock-based compensation	0.95	0.56	3.66	2.05
Plus: Amortization of acquired intangible assets	0.03	0.03	0.13	0.13
Plus (less): Restructuring charges (1)	—	—	0.38	—
Plus: Non-coupon impact related to exchangeable senior notes and capped calls	—	—	—	1.78
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	—	—	(0.18)	—
Plus (less): Income tax adjustments	(0.18)	0.04	(0.17)	(0.41)
Non-GAAP net income per share - diluted	$0.57	$0.27	$1.92	$1.50
Weighted-average diluted shares outstanding
Weighted-average shares used in computing diluted GAAP net loss per share	257,389	254,482	256,307	253,312
Plus: Dilution from dilutive securities (2)	447	1,006	554	2,345
Weighted-average shares used in computing diluted non-GAAP net income per share	257,836	255,488	256,861	255,657
Free cash flow
GAAP net cash provided by operating activities	$272,775	$214,879	$868,111	$821,044
Less: Capital expenditures	(2,425)	(24,648)	(25,652)	(70,583)
Free cash flow	$270,350	$190,231	$842,459	$750,461
(1) Restructuring charges include stock-based compensation expense related to the rebalancing of resources for the three months and fiscal year ended June 30, 2023.
(2) The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three months and fiscal years ended June 30, 2023 and 2022 because the effect would have been anti-dilutive.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Financial Targets

	Three Months Ending September 30, 2023	Fiscal Year Ending June 30, 2024
GAAP gross margin	81.0%	81.0%
Plus: Stock-based compensation	2.0	2.0
Plus: Amortization of acquired intangible assets	0.5	0.5
Non-GAAP gross margin	83.5%	83.5%

GAAP operating margin	(8.5%)	(8.0%)
Plus: Stock-based compensation	27.0	26.0
Plus: Amortization of acquired intangible assets	1.0	0.5
Non-GAAP operating margin	19.5%	18.5%